SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 April 14, 2000





                         Carnegie Financial Corporation
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             (Exact name of Registrant as specified in its Charter)




       Pennsylvania                      0-24579                 25-1806857
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(State or other jurisdiction         (SEC File No.)          (IRS Employer
of incorporation)                                         Identification Number)




17 West Mall Plaza, Carnegie, Pennsylvania                      15106-2404
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(Address of principal executive offices)                        (Zip Code)




Registrant's telephone number, including area code:  (412) 276-1266
                                                     --------------




                                 Not Applicable
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          (Former name or former address, if changed since last Report)


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                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------

Item 5.  Other Events
---------------------

         In conjunction with a routine regulatory examination of Carnegie Savings Bank (the "Bank") by the Office of Thrift Supervision (the "OTS"), the OTS requested the Bank to enter into a Supervisory Agreement (the "Agreement"). Carnegie Financial Corporation (the "Company") is the parent holding company of the Bank.

         The Agreement was signed today, April 14, 2000, (the "Effective Date") and will, among other things, place restrictions on the Bank's growth. Under the Agreement, the Bank may not increase its assets in an amount exceeding net interest credited on deposit liabilities (or earnings credited on share accounts) during any calendar quarter, without prior written approval of the regional director of the OTS (the "Regional Director"). Additionally, the Agreement requires the Bank or its Board of Directors to revise various policies including 1) interest rate risk management, 2) strategic planning to improve earnings, 3) loan documentation and underwriting policies, and 4) internal loan and asset classifications policies. The restrictions on the Bank's operations are immediately effective and the revision of certain of the Bank's policies must be completed within 90 days of the Effective Date.

         The Bank is a well capitalized institution and the Agreement does not result in any interruption of the Bank's day-to-day operations. Shirley C. Chiesa, President and Chief Executive Officer, stated that, "the Bank is taking immediate action to comply with the Agreement."

         The Bank is a federally chartered stock savings bank operating one full-service office in Carnegie, Pennsylvania and has served its market since 1915. The Company's common stock is traded on the over-the-counter market with quotations available through the OTC Electronic Bulletin Board under the symbol "CAFN".

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      CARNEGIE FINANCIAL CORPORATION


Date: April 14, 2000                  By:  /s/Shirley C. Chiesa
                                           -------------------------------------
                                           Shirley C. Chiesa
                                           President and Chief Executive Officer